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                                                                    Exhibit 23.2

                   [LETTERHEAD OF JONES, DAY, REAVIS & POGUE]



                                 June 30, 2000

         We hereby consent to the reference to our firm under the caption "Legal Opinion" in Post-Effective Amendment No. 2 to the Registration Statement of the Nasdaq-100 Trust(sm), Series 1.

                                       /s/  JONES, DAY, REAVIS & POGUE

                                       Jones, Day, Reavis & Pogue